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Exhibit 23.1 - Consent of Grant Thornton LLP


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Consumer Portfolio Services, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 33-77314 and 333-00880) on Form S-3 and the registration statements (Nos.33-78680, 33-80327, 333-35758 and 333-75594) on Form S-8 of Consumer
Portfolio Services, Inc. of our report dated January 30, 2002 (Except for Note 23, as to which the date is March 8, 2002), relating to the consolidated balance sheets of MFN Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, and the nine-month period from April 1, 1999 through December 31, 1999 (Reorganized Company), and of Mercury Finance Company (Predecessor Company) for the three-month period ended March 31, 1999, which report appears in the March 8, 2002 current report on Form 8-K of Consumer Portfolio Services, Inc., as amended on May 22, 2002.

/s/ Grant Thornton LLP

Chicago, Illinois
May 22, 2002

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